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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 28, 2001

                         PentaStar Communications, Inc.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                                0-27709                   84-1502003
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
of incorporation)                                            Identification No.)

                1660 Wynkoop Street, Suite 1010. Denver, CO 80202
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (303) 825-4400

                                      None
                                      ----
         (Former name or former address, if changed since last report.)


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Item 5. Other Events

         On August 30, 2001 and September 28, 2001, PentaStar Communications, Inc. amended its Credit and Security Agreement with Wells Fargo Bank West, National Association. Attached to this Current Report on Form 8-K as Exhibits are copies of the First Amendment to Credit and Security Agreement dated August 30, 2001, the Second Amendment to Credit and Security Agreement dated September 28, 2001 and the Company's related press releases dated August 31, 2001 and October 1, 2001.

Item 7. Financial Statements and Exhibits

         a)       Exhibits.

                    EXHIBIT NUMBER               DESCRIPTION

                           10.24 First Amendment to Credit and Security Agreement By and Among PentaStar Communications, Inc., PentaStar Acquisition Corp. I, PentaStar Acquisition Corp. II, PentaStar Acquisition Corp. III, PentaStar Acquisition Corp. IV, PentaStar Acquisition Corp. VI, PentaStar Internet, Inc., PentaStar Holding Corporation, PentaStar Telemarketing, Inc., and PentaStar Corporation, as original Borrowers and PentaStar Acquisition Corp. V, PentaStar Acquisition Corp. VII, PentaStar Acquisition Corp. VIII, and PentaStar Acquisition Corp. IX, as new Borrowers, and Wells Fargo Bank, N.A. Dated as of August 30, 2001.

                           10.25 Second Amendment to Credit and Security Agreement By and Among PentaStar Communications, Inc., PentaStar Acquisition Corp. I, PentaStar Acquisition Corp. II, PentaStar Acquisition Corp. III, PentaStar Acquisition Corp. IV, PentaStar Acquisition Corp. VI, PentaStar Internet, Inc., PentaStar Holding Corporation, PentaStar Telemarketing, Inc., PentaStar Corporation, PentaStar Acquisition Corp. V, PentaStar Acquisition Corp. VII, PentaStar Acquisition Corp. VIII and PentaStar Acquisition Corp. IX as Borrowers and Wells Fargo Bank, N.A. Dated as of September 28, 2001.

                           99.1 Press Release of the Company dated August 31, 2001.

                           99.2     Press Release of the Company dated October
                                    1, 2001


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 1, 2001                  PENTASTAR COMMUNICATIONS, INC.

                                              By:   /s/ David L. Dunham
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                                                        David L. Dunham
                                                        Chief Financial Officer